Exhibit 99.1

CoStar Group First Quarter 2021 Revenue Increases 17% Year-over-Year with
Traffic to CoStar Group Platforms up 47% Year-over-Year

WASHINGTON - April 27, 2021 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics, and online marketplaces, announced today that revenue for the quarter ended March 31, 2021, was $458 million, an increase of 17% over revenue of $392 million for the first quarter of 2020.

Net income for the first quarter of 2021 was $74 million, or $1.88 per diluted share. Non-GAAP net income for the first quarter of 2021 (which excludes amortization of acquired intangible assets, stock-based compensation, and other items as described below) was $108 million or $2.75 per diluted share, an increase of $18 million or 20% versus the first quarter of 2020.

EBITDA for the first quarter of 2021 was $136 million, an increase of 35% versus EBITDA of $100 million for the first quarter of 2020. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the first quarter of 2021 was $160 million, an increase of 29% compared to adjusted EBITDA of $124 million for the first quarter of 2020.

“Our business delivered a strong start to 2021, with revenue and profit ahead of forecast and record numbers of visitors to our platforms in the first quarter of the year,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Our sales team generated $52 million in company-wide net new bookings in the first quarter of 2021, an increase of 10% year-over-year. CoStar Suite net new bookings in the first quarter increased 77% year-over-year, with both net new sales and renewal rates returning to the levels we achieved in 2019, prior to the pandemic. We expect this positive momentum to continue during the remainder of 2021, supported by the recent addition of both Commercial Mortgage-Backed Securities data and STR hospitality data in CoStar Suite, and the launch of the new CoStar international version earlier this month.”

“Our marketplace businesses, along with Ten-X, also delivered very strong year-over-year results in the first quarter,” continued Florance. “Apartments.com revenue increased 21%, network visitors were up 35%, and quality leads to our customers grew 63%. LoopNet and Ten-X continued to gain traction as our new marketing campaigns increased awareness and site traffic. Unique visitors to our LoopNet network increased 34% and LoopNet Signature Ads revenue grew 50% in the first quarter of 2021 compared to the first quarter of 2020. Ten-X’s unique monthly visitors rose 45% sequentially in what is typically a seasonally slow quarter, and the average number of bidders per auction grew 68% year-over-year.”

“We were excited to have the Homesnap team join us at the end of 2020,” noted Florance. “The business performed well in the first quarter of 2021, growing pro forma revenue by over 40% year-over-year as paid subscribers more than doubled and subscription revenue grew by 68%.”

Year 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)
	2020				2021
	Q1	Q2	Q3	Q4	Q1

Revenues	$392	$397	$426	$444	$458
Net income	73	60	58	36	74
Net income per share - diluted	1.98	1.60	1.48	0.91	1.88
Weighted average outstanding shares - diluted	36.8	37.7	39.4	39.4	39.4

EBITDA	100	109	108	88	136
Adjusted EBITDA	124	129	134	167	160
Non-GAAP net income	90	88	89	112	108
Non-GAAP net income per share - diluted	2.44	2.34	2.26	2.85	2.75

As of March 31, 2021, the Company had approximately $3.7 billion in cash, cash equivalents and long-term investments and outstanding debt of approximately $987 million.

2021 Outlook
The Company is raising its revenue guidance for the full year of 2021 to a new range of $1.930 billion to $1.945 billion, representing growth of approximately 17% year-over-year at the midpoint of the range. Revenue for the second quarter of 2021 is expected to be in the range of $465 million to $470 million, representing revenue growth of approximately 18% over the second quarter of 2020 at the midpoint of the range.

The Company is raising its adjusted EBITDA guidance for the full year of 2021 to a new range of $645 million to $655 million, representing growth of approximately 18% year-over-year at the midpoint of the range. For the second quarter of 2021, the Company expects adjusted EBITDA in a range of $130 million to $135 million.

The Company is raising its non-GAAP net income per diluted share guidance for full-year 2021 from a range of $10.83 to $11.03 to a new range of $11.20 to $11.40 per share, based on 39.5 million shares. The new range represents an increase of $0.37 at the midpoint versus the previously provided outlook. For the second quarter of 2021, we expect non-GAAP net income per diluted share in a range of $2.22 to $2.32 based on 39.4 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the second quarter of 2021. The 2021 outlook does not include estimates of results for the pending Homes.com acquisition.

The preceding forward-looking statements reflect CoStar Group’s expectations as of April 27, 2021, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies and the commercial real estate industry, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2021, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call to discuss first quarter 2021 results and the Company’s outlook at 5:00 PM EDT on Tuesday, April 27, 2021. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$457,697	$391,847
Cost of revenues	88,748	78,909
Gross profit	368,949	312,938

Operating expenses:
Selling and marketing (excluding customer base amortization)	138,687	125,107
Software development	46,784	41,610
General and administrative	63,850	58,873
Customer base amortization	18,419	11,484
	267,740	237,074

Income from operations	101,209	75,864
Interest (expense) income	(7,878)	1,651
Other (expense) income	(50)	841
Income before income taxes	93,281	78,356
Income tax expense	19,069	5,563
Net income	$74,212	$72,793

Net income per share - basic	$1.90	$2.00
Net income per share - diluted	$1.88	$1.98

Weighted-average outstanding shares - basic	39,158	36,471
Weighted-average outstanding shares - diluted	39,371	36,776

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended March 31,
	2021	2020
Net income	$74,212	$72,793
Income tax expense	19,069	5,563
Income before income taxes	93,281	78,356
Amortization of acquired intangible assets	25,827	17,489
Stock-based compensation expense	15,545	15,180
Acquisition and integration related costs	8,462	8,713
Other expense	1,071	—
Non-GAAP income before income taxes	144,186	119,738
Assumed rate for income tax expense *	25%	25%
Assumed provision for income tax expense	(36,047)	(29,935)
Non-GAAP net income	$108,139	$89,803

Net income per share - diluted	$1.88	$1.98
Non-GAAP net income per share - diluted	$2.75	$2.44

Weighted average outstanding shares - basic	39,158	36,471
Weighted average outstanding shares - diluted	39,371	36,776

* A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Net income	$74,212	$72,793
Amortization of acquired intangible assets in cost of revenues	7,408	6,005
Amortization of acquired intangible assets in operating expenses	18,419	11,484
Depreciation and other amortization	8,500	6,767
Interest expense (income)	7,878	(1,651)
Other expense (income)	50	(841)
Income tax expense	19,069	5,563
EBITDA	$135,536	$100,120
Stock-based compensation expense	15,545	15,180
Acquisition and integration related costs	8,462	8,713
Adjusted EBITDA	$159,543	$124,013

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,690,296	$3,755,912
Accounts receivable	124,361	119,059
Less: Allowance for credit losses	(14,563)	(15,110)
Accounts receivable, net	109,798	103,949
Prepaid expenses and other current assets	22,233	28,651
Total current assets	3,822,327	3,888,512

Deferred income taxes, net	3,633	4,983
Property and equipment, net	239,480	126,325
Lease right-of-use assets	90,949	108,740
Goodwill	2,210,976	2,235,999
Intangible assets, net	450,341	426,745
Deferred commission costs, net	93,056	93,274
Deposits and other assets	16,223	15,856
Income tax receivable	14,986	14,986
Total assets	$6,941,971	$6,915,420
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,870	$15,732
Accrued wages and commissions	68,590	80,998
Accrued expenses	58,290	110,305
Income taxes payable	28,757	16,316
Lease liabilities	27,932	32,648
Deferred revenue	89,696	74,851
Total current liabilities	290,135	330,850

Long-term debt, net	987,018	986,715
Deferred income taxes, net	86,081	72,991
Income taxes payable	25,387	25,282
Lease and other long-term liabilities	106,425	124,223
Total liabilities	$1,495,046	$1,540,061

Total stockholders’ equity	5,446,925	5,375,359
Total liabilities and stockholders’ equity	$6,941,971	$6,915,420

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income	$74,212	$72,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,410	24,256
Amortization of deferred commissions costs	15,317	14,747
Amortization of Senior Notes discount and issuance costs	578	292
Non-cash lease expense	6,483	6,261
Stock-based compensation expense	15,545	15,180
Deferred income taxes, net	5,464	2,825
Credit loss expense	1,820	6,183
Other operating activities, net	(136)	541

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,609)	(26,613)
Income taxes payable	12,556	1,624
Prepaid expenses and other current assets	(2,823)	1,838
Deferred commissions	(15,078)	(16,523)
Other assets	2,273	1,215
Accounts payable and other liabilities	(63,051)	15,564
Lease liabilities	(7,788)	(6,967)
Deferred revenue	14,680	18,248
Net cash provided by operating activities	87,853	131,464

Investing activities:
Proceeds from sale and settlement of investments	—	10,259
Purchase of Richmond assets	(123,259)	—
Purchases of property and equipment and other assets	(10,619)	(7,133)
Cash paid for acquisitions, net of cash acquired	(442)	(432)
Net cash (used in) provided by investing activities	(134,320)	2,694

Financing activities:
Proceeds from long-term debt	—	745,000
Repurchase of restricted stock to satisfy tax withholding obligations	(27,667)	(30,144)
Proceeds from exercise of stock options and employee stock purchase plan	9,124	10,295
Net cash (used in) provided by financing activities	(18,543)	725,151

Effect of foreign currency exchange rates on cash and cash equivalents	(606)	(2,117)
Net (decrease) increase in cash, cash equivalents and restricted cash	(65,616)	857,192
Cash, cash equivalents and restricted cash at the beginning of period	3,755,912	1,070,731
Cash, cash equivalents and restricted cash at the end of period	$3,690,296	$1,927,923

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended March 31,
	2021			2020
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$163,554	$8,630	$172,184	$157,335	$7,621	$164,956
Information services	27,686	7,010	34,696	25,690	6,692	32,382
Online marketplaces
Multifamily	166,147	—	166,147	137,460	—	137,460
Commercial property and land	84,376	294	84,670	56,962	87	57,049
Total revenues	$441,763	$15,934	$457,697	$377,447	$14,400	$391,847

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended March 31,
	2021	2020
EBITDA
North America	$135,858	$102,413
International	(322)	(2,293)
Total EBITDA	$135,536	$100,120

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2020-2021 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2020				2021
	Q1	Q2	Q3	Q4	Q1

Net income	$72.8	$60.4	$58.2	$35.8	$74.2
Income tax expense	5.6	16.9	10.7	10.7	19.1
Income before income taxes	78.4	77.3	68.9	46.4	93.3
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8
Stock-based compensation expense	15.2	9.5	16.7	12.7	15.5
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5
Other expense	—	—	0.1	—	1.1
Non-GAAP income before income taxes	119.8	117.8	118.9	149.8	144.2
Assumed rate for income tax expense *	25%	25%	25%	25.0%	25%
Assumed provision for income tax expense	(30.0)	(29.5)	(29.7)	(37.5)	(36.0)
Non-GAAP net income	$89.8	$88.3	$89.2	$112.3	$108.2

Non-GAAP net income per share - diluted	$2.44	$2.34	$2.26	$2.85	$2.75

Weighted average outstanding shares - basic	36.5	37.5	39.2	39.1	39.2
Weighted average outstanding shares - diluted	36.8	37.7	39.4	39.4	39.4

* A 25% tax rate is assumed for 2021 and 2020, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2020				2021
	Q1	Q2	Q3	Q4	Q1

Net income	$72.8	$60.4	$58.2	$35.8	$74.2
Amortization of acquired intangible assets	17.5	21.0	24.9	24.8	25.8
Depreciation and other amortization	6.8	7.0	6.8	8.2	8.5
Interest (income) expense	(1.7)	3.6	7.5	7.9	7.9
Other (income) expense	(0.8)	0.4	0.3	0.9	0.1
Income tax expense	5.6	16.9	10.7	10.7	19.1
EBITDA	$100.2	$109.3	$108.4	$88.3	$135.6
Stock-based compensation expense	15.1	9.5	16.7	12.7	15.5
Acquisition and integration related costs	8.7	10.0	7.9	65.9	8.5
Restructuring and related costs	—	—	0.4	—	—
Adjusted EBITDA	$124.0	$128.8	$133.4	$166.9	$159.6

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending June 30, 2021		December 31, 2021
	Low	High	Low	High

Net income	$54,000	$59,000	$308,000	$319,000
Income tax expense	19,000	21,000	101,000	104,000
Income before income taxes	73,000	80,000	409,000	423,000
Amortization of acquired intangible assets	24,000	24,000	97,000	97,000
Stock-based compensation expense	17,000	16,000	68,000	66,000
Acquisition and integration related costs	2,000	1,000	12,000	10,000
Other expense	1,000	1,000	4,000	4,000
Non-GAAP income before income taxes	117,000	122,000	590,000	600,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,400)	(30,500)	(147,700)	(149,700)
Non-GAAP net income	$87,600	$91,500	$442,300	$450,300

Net income per share - diluted	$1.37	$1.50	$7.80	$8.08
Non-GAAP net income per share - diluted	$2.22	$2.32	$11.20	$11.40

Weighted average outstanding shares - diluted	39,400	39,400	39,500	39,500

* A 25% tax rate is assumed, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending June 30, 2021		December 31, 2021
	Low	High	Low	High
Net income	$54,000	$59,000	$308,000	$319,000
Amortization of acquired intangible assets	24,000	24,000	97,000	97,000
Depreciation and other amortization	7,000	7,000	30,000	30,000
Interest expense	8,000	8,000	32,000	32,000
Other (income)	(1,000)	(1,000)	(3,000)	(3,000)
Income tax expense	19,000	21,000	101,000	104,000
Stock-based compensation expense	17,000	16,000	68,000	66,000
Acquisition and integration related costs	2,000	1,000	12,000	10,000
Adjusted EBITDA	$130,000	$135,000	$645,000	$655,000

Investor Relations:
Bill Warmington
Vice President
CoStar Group Investor Relations
(202) 346-5661
wwarmington@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costargroup.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of approximately 4,700 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, site traffic and visitors, sales, renewal rates, leads and the number of Ten-X bidders; the risk that the Company is unable to sustain current revenue, earnings, and net new sales growth rates, as well as renewal rates during the remainder of 2021 or increase them; the risk that the Company’s investment plans change or that those investments do not produce the expected results, including accelerated growth; the risk that revenues for the second quarter and full year 2021 will not be as stated in this press release; the risk that net income for the second quarter and full year 2021 will not be as stated in this press release; the risk that adjusted EBITDA for the second quarter and full year 2021 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the second quarter and full year 2021 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; the possibility that the acquisition of Homes.com does not close when expected or at all; uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy and the commercial real estate industry, worker absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; and government and private actions taken to control the spread of COVID-19. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the SEC, including in the “Risk Factors” section of that filing, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.